Exhibit 99.1

Concord Signs Agreement to Acquire Aprisma Management Technologies

    MARLBORO, Mass.--(BUSINESS WIRE)--Jan. 10, 2005--

         Combination Will Create New Generation of Intelligent
                 Business Service Management Solutions

    Concord Communications, Inc. (NASDAQ: CCRD), a global provider of Business Service Management (BSM) software solutions, today announced that it has signed a definitive agreement to acquire privately-held Aprisma Management Technologies, Inc., from Gores Technology Group, LLC, for approximately $93 million in cash. A leader in Business Service Intelligence(TM), Aprisma's SPECTRUM(R) software manages the availability of IT infrastructures and the business services that rely on them. Strategically combining the two companies' complementary technologies will enable Concord to expand its ability to deliver a new generation of intelligent BSM software that maps IT services to business processes, measures the actual end-user experience, and manages the entire IT infrastructure. Aprisma, which profitably generated approximately $43 million in 2004 revenues, will operate as a business unit within Concord, with Aprisma's CEO Mike Fabiaschi joining Concord's executive team reporting directly to Concord CEO Jack Blaeser.

    Concord Enhances Market Position

    Through the acquisition of Aprisma, Concord expects to significantly expand its current market presence and future market opportunity. According to research firm IDC, the total market for network and systems management is approximately $13.2 billion. With its acquisition of Aprisma, Concord expects to significantly extend its ability to address this market by augmenting its BSM product suite with proven fault management and sophisticated service modeling technologies. At closing, Concord anticipates adding Aprisma's 1,000 customers to Concord's installed base of 3,000, enabling the combined companies to explore new cross-sell and up-sell opportunities for both product lines.
    "Over the past ten years as separate companies, Concord and Aprisma have invested a combined total of more than $650 million in research and development. This investment has resulted in more than 100 technology patents designed to help IT organizations be more responsive to their business customers," stated Jack Blaeser, President and CEO of Concord Communications. "Adding Aprisma's patented fault management and service modeling technology to Concord's existing application performance management capabilities will help Concord accelerate by years our time to market with a whole new generation of intelligent software. The combined offering will enable us to aggressively pursue new opportunities in the BSM, wireless, and voice markets. In addition, since our products already co-exist in many customer environments, we expect customers will be able to extend their existing investment in one product line to the other."
    "Concord and Aprisma are an outstanding strategic fit," commented Mike Fabiaschi, President and CEO of Aprisma Management Technologies. "This combination leverages the core competencies of two respected industry leaders to strengthen the technological and financial foundation for delivering tangible customer value faster, better and more cost-effectively. Aprisma and Concord share the corporate culture that there is nothing more important than our customers. Our success will be measured by the satisfaction and quality of those relationships."

    Strategic Technology Fit

    To meet the needs of business users today, IT organizations are increasingly committing to service level agreements (SLAs) that require a heightened understanding of the end-to-end IT service. Concord delivers this intelligence with a BSM solution that maps IT services to business processes, measures the actual end-user experience, and manages the entire IT infrastructure - applications, systems, and networks.

    MAP

    -- Today, Concord's eHealth(R) Suite maps IT services to business processes and delivers an executive business view to key performance indicators. Adding Aprisma's SPECTRUM(R) sophisticated service modeling technology will provide IT organizations greater flexibility over how services are defined and greater control when SLA compliance is at risk.

    MEASURE

    -- Measuring the actual end-user experience is the most effective method to determine how well a business service is being delivered. Observational testing is a direct measurement of the actual user experience, while synthetic testing simulates the same. Concord's eHealth(R) Suite delivers both of these measurement capabilities, allowing organizations to see the impact of IT services on the business. The value of Concord's end-user measurement capability will be enhanced when the results are delivered into the SPECTRUM(R) service model as an indicator of quality of experience.

    MANAGE

    -- Managing the end-to-end IT infrastructure enables IT organizations to move away from the "stove-pipe" management frameworks of the past. This acquisition will combine Concord's strength in predictive capacity planning and proactive performance management with Aprisma's patented technology in the areas of root cause analysis, technology relationship mapping, impact analysis, topology discovery, and condition correlation. As a result, IT organizations will be able to better meet or exceed SLAs with their line of business customers, increase uptime, accelerate performance and reduce costs.

    "IT organizations are increasingly under pressure from business units to support end-to-end service-level agreements and provide a business-oriented display of how well they are supporting critical business processes," stated Stephen Elliot, Senior Analyst at IDC. "To accomplish this, you need tools that document and correlate IT components to business services, thus enabling more productive communication between the IT organization that delivers the services and the business users that consume them. Companies that don't improve their product portfolio to manage business services will increasingly lose customers and marketshare."
    "The synergy resulting from the combination of Aprisma and Concord should directly benefit customers and employees of both companies and should create a world-class organization and market leading provider of software solutions and services," added Alec E. Gores, Chairman of Gores Technology Group, LLC.
    The acquisition is subject to customary closing conditions and is expected to close in the first quarter of 2005. Concord expects the deal to be accretive in 2005.

    Preliminary Fourth Quarter Financial Results

    Concord anticipates releasing Q4 and 2004 audited financial results on February 1, 2005. The company estimates Q4 revenue to be between $28.3 and $28.9 million, with an estimated GAAP loss per share of $.04 to $.05, and pro forma earnings per share of $.06 to $.07. The reconciliation of GAAP to pro forma results is explained in the table below.
-0-
*T

                                                 ---------------------
  Estimated GAAP loss per share                     $(0.04) to $(0.05)
                                                 ---------------------

  Estimated
     Income taxes difference between GAAP and
      pro forma rates                                           (0.03)
     Compensation expenses relating to the stock
      option tender offer                                        0.18
     Change in the allowance for bad debt                       (0.05)
     Amortization of intangibles                                 0.01
                                                 ---------------------
  Estimated pro forma EPS                               $0.06 to $0.07
                                                 ---------------------
*T

    Pro Forma Financial Results

    We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information, used to evaluate our performance, in this and other earnings releases and investor conference calls. We believe that current shareholders and potential investors in our company use multiples of pro forma EPS in making investment decisions about our company. We use pro forma EPS to evaluate the results of our ongoing operations and to assist in historical comparisons. This measure, and other pro forma information, should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America such as net income and net cash provided by operations and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies. Our key non-GAAP measure is: pro forma EPS and is calculated by dividing pro forma net income by the diluted number of shares.
    Pro forma net income excludes certain non-cash and special charges, considered non-recurring, which consist primarily of non-cash compensation expenses, in-process-research-and-development costs and amortization of intangible assets. In the quarter ending December 31, 2004, pro forma net income also excludes two other charges considered non-recurring: change in the allowance for bad debt resulting from a refinement in methodology and the compensation expenses relating to the stock option tender offer program previously announced in the fourth quarter of 2004.
    This pro forma calculation also substitutes current period GAAP tax provisions with a pro forma tax rate of 28%. Historically, we have had significant deferred tax assets and have not recorded a significant federal tax provision. Accordingly the GAAP tax provision related primarily to state and foreign taxes and has been minimal.
    From a tax return perspective, and thus cash flow perspective, we do not believe Concord will pay significant state or federal income taxes for at least 2 years. We will continue incurring small foreign, federal minimum and state minimum tax payments. Due to the option tender offer in the fourth quarter of 2004, we have calculated that our GAAP tax rate has decreased to an estimated negative 15%. We will continue providing pro forma guidance and results at a 28% tax rate to normalize our results against historical reported results, and such pro forma guidance and results are provided for comparative purposes only.

    Conference Call Details

    Concord will hold a conference call today to discuss this transaction and preliminary financial results at 8:30 a.m. (EST). The number for the call is 877-780-2271 (domestic) and 973-582-2757 (international). The call will be available for approximately two weeks. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for international callers. The access code is 5578367. The information in this press release and call replay is posted at www.concord.com.

    About Aprisma Management Technologies

    As the leader in Business Service Intelligence(TM) solutions, Aprisma's SPECTRUM(R) software manages the health and performance of networks and the business services that rely on them. With over 10 years experience delivering rapid return on investment for over 1,000 leading companies in more than 40 countries, SPECTRUM solutions are delivered on time and on budget. Over $500 million has been invested to date in the research and development of the SPECTRUM software suite, and an intellectual property portfolio of over 100 patents serves as evidence of Aprisma's continual innovation and industry thought leadership. The company's culture is centered on the principle "There is nothing more important than our customers" to strengthen the knowledge, trust and respect customers gain from a relationship with Aprisma. Additional information on SPECTRUM and related Aprisma solutions is available at www.aprisma.com.

    About Gores Technology Group

    Gores Technology Group, LLC ("Gores") is a private investment firm focused on the technology and telecommunications sectors. Since 1987, Gores has amassed an enviable track record of successful investments within these sectors. The firm combines the seasoned M & A team of a traditional financial buyer with the operational expertise and detailed due diligence capabilities of a strategic buyer. Gores has a long standing record of creating sustainable value in its portfolio companies by focusing on customers and employees, supporting management with operational expertise, and providing the capital required for growth. Headquartered in Los Angeles, California, Gores maintains offices in Boulder, Colorado; London; and Zurich and can be found on the web at www.gores.com.

    About Concord Communications

    Concord Communications, Inc. (NASDAQ: CCRD) provides an integrated software solution that enables companies to map their IT services to business needs, measure their actual end-user experience, and manage their applications, systems, and networks. More than 3,000 companies worldwide, including 23 of the world's 24 largest service providers, rely on Concord's Business Service Management software to optimize IT services to drive business success. Based in Marlboro, Massachusetts, USA, Concord maintains offices around the globe and can be found on the web at www.concord.com.

    Concord Communications, Inc., the Concord logo, eHealth, and Map. Measure. Manage. are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

    Forward-looking statements made in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements as to the expected accretive nature of the transaction, statements as to the nature, size, and opportunity in the voice market, the benefits of the acquisition to Concord, the strategic benefits of the proposed combination, estimated fourth quarter financial results, and other forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, risks in product development and market acceptance of, and demand for, the Company's products, specifically including the Company's business service management solution; risks associated with sales execution; risks associated with competition, specifically including competition in the business service management market; risks in technology development and commercialization; the failure to successfully complete the acquisition or to obtain the expected benefits of the acquisition, the risk that the transaction is not accretive, risks related to the integration of Aprisma or the assumption of unexpected liabilities out of the acquisition; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

    CONTACT: Concord Communications
             Investor Relations
             Ray Ruddy, 508-303-4350
             rruddy@concord.com
             or
             Public Relations
             Eric Snow, 508-486-4508
             esnow@concord.com
             or
             Greenough Communications
             Public Relations
             Gillian Farquhar, 617-275-6514
             gillian@greenoughcom.com